UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Byline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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2021 Notice of
Annual Meeting
and Proxy Statement

Roberto R. Herencia Executive Chairman of the Board and Chief Executive Officer Alberto J. Paracchini President	April 26, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Byline Bancorp, Inc. The Annual Meeting will be held virtually through a live webcast on June 8, 2021 at 8:30 a.m. Central Daylight Time.

The attached Notice of Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and executive officers will be present virtually at the Annual Meeting to respond to any questions that our stockholders may have.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please vote as soon as possible to ensure that your shares are represented and voted at the meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting as described in the attached Notice of Meeting and Proxy Statement are in the best interests of Byline Bancorp and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each proposal to be considered.

On behalf of the Board of Directors and the officers and employees of Byline Bancorp, we would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Roberto R. Herencia Executive Chairman of the Board and Chief Executive Officer	Alberto J. Paracchini President

Notice of Annual Meeting of Stockholders of Byline Bancorp, Inc.

Date and Time
June 8, 2021, at 8:30 a.m. CDT

Place
Virtually at
 www.virtualshareholdermeeting.com/BY2021

Record Date
April 14, 2021

Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company.

Items of Business

To elect the eight director nominees named in the accompanying proxy statement to the Board of Directors of the Company, each to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; and
To consider such other business that may properly come before the Annual Meeting, or any adjournment thereof, by or at the direction of the Board of Directors.

Every Vote is Important

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Vote by Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's main office located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 for a period of ten days prior to the Annual Meeting and will also be made available virtually at the Annual Meeting itself for examination by any stockholder upon request.

We are taking advantage of the Securities and Exchange Commission's rules that allow companies to furnish proxy materials to stockholders via the Internet. We sent a Notice of Internet Availability of Proxy Materials to holders of our common stock as of the record date on or about April 26, 2021. The Notice describes how you can access our proxy materials, including this proxy statement, beginning on April 26, 2021.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

BY ORDER OF THE BOARD OF DIRECTORS,
By
Chicago, Illinois April 26, 2021	Roberto Herencia Executive Chairman of the Board and Chief Executive Officer

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2021

The enclosed proxy is solicited on behalf of the board of directors (the "Board of Directors" or the "Board") of Byline Bancorp, Inc., a Delaware corporation (the "Company"), which is a registered bank holding company that owns and operates Byline Bank (the "Bank"), for use at the 2021 Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually on June 8, 2021 at 8:30 a.m. Central Daylight Time. This proxy statement (this "Proxy Statement"), together with the Notice of Annual Meeting and proxy card, is first being made available to stockholders on or about April 26, 2021.

Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to "Byline," "we," "our," "us," "ourselves," "the company" and "the Company" refer to Byline Bancorp, Inc., and its consolidated subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 8, 2021

Pursuant to rules of the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2020 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

Stockholders who receive the Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS IMPORTANT

Please vote via the Internet, Telephone or Mail.

Internet: www.proxyvote.com
Phone: 1-800-690-6903 and follow the instructions

If you are voting by mailing your proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope that we have provided.

About the Meeting

What is the date, time and place of the Annual Meeting?

Our 2021 Annual Meeting of Stockholders will be held on Tuesday, June 8, 2021, beginning at 8:30 a.m., Central Daylight Time, virtually at www.virtualshareholdermeeting.com/BY2021

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, consisting of:

  (1)
  the election of the eight director nominees named in this Proxy Statement to the Board of Directors, each to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  (2)
  the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; and

  (3)
  the consideration of such other matters as may properly come before the meeting.

Why did I receive a notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Pursuant to rules of the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2020 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

Stockholders who receive a Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Who is entitled to vote at the Annual Meeting?

Only our stockholders of record at the close of business on April 14, 2021, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 38,632,697 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. As of the record date, there were 39,106,222 shares of common stock issued.

A list of stockholders will be available at our offices at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 for a period of ten days prior to the Annual Meeting and will also be made available virtually at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. Stockholders do not have cumulative voting rights.

2    Byline Bancorp, Inc.  2021 Proxy Statement

About the Meeting

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may virtually attend the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, in person (virtually) or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 38,632,697 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

The votes required to approve the matters to be presented at the Annual Meeting as listed in the Notice of the Annual Meeting are as follows:

•
For purposes of electing directors at the Annual Meeting, directors will be elected by a plurality of the votes of the shares virtually present (virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the director nominees receiving the most votes of the holders of our common stock will be elected as directors.

•
For all other matters, including the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, approval requires the affirmative vote of the holders of a majority of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote.

For purposes of Proposal 2, proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. Pursuant to our By-laws, broker non-votes will not be counted as shares entitled to vote at the meeting, but votes cast "for" or "against" and abstentions with respect to all matters will be counted as shares entitled to vote. A "broker non-vote" will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On matters other than the election of directors, abstentions will be treated as a vote "against". If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, either the Chairperson of the meeting or a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

The inspector of election for the Annual Meeting will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof.

Please note that if you hold your shares in "street name," your bank, broker or other nominee will not be permitted to vote your shares on Proposal 1 (election of directors) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.

What are the Board's recommendations?

Our Board of Directors recommends a vote FOR the election of all of the respective nominees for director named in this Proxy Statement and FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Unless contrary instructions are indicated on your proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of each of the respective nominees for director named in this Proxy Statement; (2) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder

Byline Bancorp, Inc.  2021 Proxy Statement    3

About the Meeting

specifies a different choice by means of the proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the proxy card contained in the proxy materials. Voting instructions are provided on the proxy card. The Notice also includes information about how to vote via the Internet (at www.proxyvote.com) or via telephone (1-800-690-6903 and follow the instructions).

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or Internet voting will depend upon your bank's, broker's, or other holder of record's voting process.

If you virtually attend the Annual Meeting, you can vote your shares at that time.

Can I change my vote?

Yes. The giving of a proxy does not eliminate the right to vote at the Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by (1) voting at the Annual Meeting, or (2) by filing a written revocation or duly executed proxy bearing a later date with our Secretary.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling, providing access to and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, email and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing, if applicable.

4    Byline Bancorp, Inc.  2021 Proxy Statement

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

  •
  each stockholder known by us to beneficially own more than 5% of our common stock;
  •
  each of our directors;
  •
  each of our named executive officers; and
  •
  all directors and executive officers as a group.
  •
  All information is as of the record date, except as noted otherwise.

Beneficial ownership is shown as of April 14, 2021, and is based on 38,632,697 shares of our common stock outstanding as of April 14, 2021. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder also is deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date, such as through the exercise of options or warrants or the conversion of a security. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise indicated, the address for each stockholder listed below is c/o Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601.

	Beneficial Ownership

Name of Beneficial Owners	Number	Percentage

Greater than 5% Stockholders:
MBG Investors I, L.P.(1)	11,467,123	29.68%
ECR Holdings, S.A. de C.V.(2)	2,038,691	5.28%
Directors:
Roberto R. Herencia(3)	662,355	1.70%
Phillip R. Cabrera	12,801	*
Antonio del Valle Perochena(1)	11,467,123	29.68%
Mary Jo S. Herseth	7,825	*
Steven P. Kent	77,500	*
William G. Kistner	5,000	*
Steven M. Rull(4)	185,400	*
Named Executive Officers:
Alberto J. Paracchini**(5)	518,808	1.33%
Thomas Abraham(6)	47,360	*
Lindsay Corby(7)	138,979	*
Brogan Ptacin(8)	120,420	*

All directors and executive officers as a group (18 persons)	13,504,747	34.96%

*
Represents beneficial ownership of less than 1%
**
Also a Director of the Company
(1)
Mr. Antonio del Valle Perochena as general partner of MBG Investors I, L.P. possesses sole voting and investment power with respect to the shares held by MBG Investors I, L.P. and may be deemed the beneficial owner of such shares. Mr. del Valle Perochena owns 16.625% of the partnership interests of MBG Investors I, L.P. Mr. del Valle Perochena disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for MBG Investors I, L.P. is 365 Bay Street, Suite 800, M5H2V1 Toronto, Ontario, Canada.
(2)
Mr. Eugenio Santiago Clariond Reyes as sole administrator of ECR Holdings, S.A. de C.V. possesses the voting and investment power with respect to the shares held by ECR Holdings, S.A. de C.V. and may be deemed the beneficial owner

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Stock Ownership

  of such shares. The address for ECR Holdings, S.A. de C.V. is Vasconcelos 220, San Pedro Garza Garcia, Nuevo Leon, Mexico.

(3)
Includes shares held through the Roberto Herencia Inc. Defined Benefit Plan, as well as shares held through Mr. Herencia's 401(k) Plan. Mr. Herencia has investment and voting power over the shares held by those plans. Includes 428,988 shares underlying options that are currently exercisable, and 109,475 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(4)
Includes shares held through the Rull Family Partnership, L.P. Mr. Rull possesses the voting and investment power with respect to the shares held by the Rull Family Partnership, L.P.
(5)
Includes 428,988 shares underlying options that are currently exercisable, and 44,507 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(6)
Includes 15,883 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(7)
Includes 97,496 shares underlying options that are currently exercisable, and 22,490 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(8)
Includes 51,974 shares underlying options that are currently exercisable, and 22,680 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons owning more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. These same persons are also required to furnish us with copies of all such forms. Based solely on a review of the copies of the forms furnished to us, or written representations that no Form 5 filings were required, we believe that, with respect to the 2020 fiscal year, all required Section 16(a) filings were timely made.

6    Byline Bancorp, Inc.  2021 Proxy Statement

Proposal 1
Election of Directors

The Governance and Nominating Committee of the Board of Directors is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. Each of our nominees currently serves as a Byline director, has consented to being named in this Proxy Statement and has agreed to serve if elected. If any nominee becomes unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominees as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable or unwilling to serve.

The table below sets forth information regarding each nominee for director. Currently, each of our directors is elected annually to serve a one-year term.

Name	Age	Position	Director Since

Roberto R. Herencia	61	Executive Chairman and Chief Executive Officer	2013
Phillip R. Cabrera	68	Director	2013
Antonio del Valle Perochena	52	Director	2013
Mary Jo Herseth	62	Director	2019
Steven P. Kent	70	Director	2019
William G. Kistner	70	Director	2018
Alberto J. Paracchini	50	President and Director	2013
Steven M. Rull	71	Director	2016

Information Regarding Nominees for Election

Roberto R. Herencia

Executive Chairman of the Board of Directors and Chief Executive Officer Age: 61 Director Since: 2013 Board Committees: Risk
Background

Roberto R. Herencia has served as Chairman of our Board of Directors since June 2013, and as Executive Chairman and Chief Executive Officer since February 12, 2021. He serves as a member of the risk committee. Mr. Herencia also serves as Executive Chairman of the board of directors of Byline Bank, and serves as a member of the risk, executive credit, trust, and Asset-Liability Committee ("ALCO") committees of Byline Bank. Mr. Herencia led the Recapitalization of our predecessor, Metropolitan Bank Group, Inc., as President and Chief Executive Officer of BXM Holdings, Inc., a position he has held since November 2010. Prior to BXM Holdings, Inc., Mr. Herencia served as President and Chief Executive Officer of Midwest Banc Holdings, Inc. and spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.'s subsidiary, Banco Popular North America. Mr. Herencia has also served as an independent director of Banner Corporation and its subsidiary, Banner Bank, since March 2016, and as Chairman of the board of directors of First BanCorp, and its subsidiary, FirstBank Puerto Rico since October 2011. Mr. Herencia previously served as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, American West Bank and First National Bank of Starbuck, from December 2010 to September 2015. Appointed by President Obama in 2011, Mr. Herencia serves on the Overseas Private Investment Corporation's board of directors. Mr. Herencia holds a bachelor's degree in finance from Georgetown University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Herencia's qualifications include over 33 years of experience in the banking industry, having held senior roles in corporate, commercial, small business, problem asset restructuring and retail banking, as well as extensive experience with complex and distressed turnaround efforts, having executed over 15 mergers and acquisitions in his career.

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Proposal 1: Election of Directors

Phillip R. Cabrera

Age: 68 Director Since: 2013 Board Committees: Audit, Compensation, Governance and Nominating
Background

Phillip R. Cabrera has served on our Board of Directors since June 2013, and serves as member of the audit, compensation, and governance and nominating committees. Mr. Cabrera also serves on the board of directors of Byline Bank, serves as a member of the audit, compensation, governance and nominating, executive credit, trust, and ALCO committees of Byline Bank. Since retiring from the McDonald's Corporation in 2015, Mr. Cabrera has served as an advisor and consultant to Air Products and INDURA, Santiago, Chile, assisting management in identifying and remedying gaps in audit, treasury, governance and controls. Mr. Cabrera retired as Vice President and International Treasurer of McDonald's Corporation in October 2015, where for 21 years he held varied executive roles. Prior to his tenure at McDonald's, Mr. Cabrera was a Managing Director and Senior Partner in the Latin America Group of Continental Bank and served as President of Continental International Finance Corporation, a holding company for Continental Bank's international equity investments, from 1993 to 1994. Mr. Cabrera also served on the board of directors of Institutional Cash Distributors, an internet broker of money funds, until it was sold to private equity in 2018. Mr. Cabrera currently serves as an Industry Advisor to McNally Capital. Mr. Cabrera previously served on the advisory board of Unibanco, Banco do Investimento do Brazil from 1982 to 1986. Mr. Cabrera holds a bachelor's degree in business administration from Bradley University and a master's degree in international management with a finance concentration from the Thunderbird School of Global Management and served in the U.S. Army. Mr. Cabrera's qualifications include over 30 years of experience in corporate finance, corporate treasury and banking.

Antonio del Valle Perochena

Age: 52 Director Since: 2013 Lead Director since February 2021 Board Committees: Compensation (Chair), Governance and Nominating (Chair)
Background

Antonio del Valle Perochena has served on our Board of Directors since June 2013 and was appointed Lead Director in February 2021. He serves as the chair of the compensation committee, and as the chair of the governance and nominating committee. Mr. del Valle Perochena also serves on the board of directors of Byline Bank, and serves as the chair of the compensation committee, and as the chair of the governance and nominating committee of Byline Bank. Mr. del Valle Perochena has been the Chairman of the board of directors of Kaluz, S.A., which is the holding company for Mexichem, S.A.B. and Elementia,  S.A., since September 2013 and has been the Chairman of the board of directors of Grupo Financiero Ve por Más, S.A. (BX+) since 2006. Prior to incorporating Kaluz and BX+, which are financial, industrial and construction enterprises, in 2003, Mr. del Valle Perochena worked at ING Group as Executive Vice President of Insurance and Pensions in Mexico from 1996 to 1999, and later as Director of New Projects of the direct banking business of the group, ING Direct, in Madrid, Spain from 1999 to 2001. Mr. del Valle Perochena has served as a director of Pochteca Group and Grupo Empresarial Kaluz since 2003 and as a director of Afianzadora Sofimex since 2004. Mr. del Valle Perochena holds a business administration degree and Masters in Management from Universidad Anáhuac. He also holds a Senior Management graduate degree at IPADE and a specialization in literature at the Iberoamericana University. Mr. del Valle Perochena's qualifications include over 20 years of experience in the financial and business sectors.

8    Byline Bancorp, Inc.  2021 Proxy Statement

Proposal 1: Election of Directors

Mary Jo S. Herseth

Age: 62 Director Since: 2019 Board Committees: Risk
Background

Mary Jo S. Herseth has served on our Board of Directors since April 2019. She serves as a member of the risk committee. Ms. Herseth also serves on the board of directors of Byline Bank and serves as the chair of the executive credit committee, and as a member of the risk, trust, and ALCO committees of Byline Bank. Ms. Herseth has more than 36 years of banking experience and brings significant credit approval and policy expertise to the Board. Ms. Herseth retired as Senior Vice President and National Head of Banking of BMO Private Bank- U.S. in 2017, where she was responsible for BMO's private banking line of business at a national level. Prior to BMO, Ms. Herseth was Market Executive for Illinois and Michigan for US Trust, a part of Bank of America. She spent the majority of her career at LaSalle Bank where she was Executive Vice President and Head of Wealth Management in addition to other senior roles in Wealth Management and Commercial Banking. Currently, Ms. Herseth serves as a Board member of Ride Illinois, a Board member and member of various board committees of Thresholds, Inc., and as a Trustee and member of various board committees of Dominican University. Ms. Herseth received her Bachelor's degree in Finance from Northern Illinois University, and her Master of Business Administration degree from Northwestern University's J.L. Kellogg Graduate School of Management. Ms. Herseth is a recipient of the National Association of Women Business Owners (NAWBO) corporate woman of achievement for 2011.

Steven P. Kent

Age: 70 Director Since: 2019 Board Committees: Risk (Chair), Compensation, and Governance and Nominating
Background

Steven P. Kent has served on our Board of Directors since June 2019, and serves as the chair of the risk committee, and as a member of the compensation, and governance and nominating committees. Mr. Kent also serves on the board of directors of Byline Bank, and serves as the chair of the risk committee, and as a member of the executive credit, compensation, and governance and nominating committees of Byline Bank. Mr. Kent served as Vice Chairman and a managing director of the Financial Services Group at Piper Sandler Companies (formerly Piper Jaffray Companies) until January 2021, where he focused on merger and acquisition advisory and capital market transactions for financial services companies. Prior to joining Piper Sandler in October 2015, Mr. Kent co-founded and served as President of River Branch Capital from March 2011 through its sale to Piper Jaffray in September 2015. At River Branch, Mr. Kent advised client banking companies on capital management, equity recapitalizations, merger & acquisition transactions and private equity executions where, in select instances, affiliates of River Branch acted as an investing principal. From August 1998 through March 2011, Mr. Kent was a managing director and co-head of the Chicago office of Keefe, Bruyette & Woods ("KBW"), a boutique investment bank and broker-dealer that specializes in the financial services sector. Prior to joining KBW, Mr. Kent was an executive officer with Robert W. Baird and Co. ("Baird") for 16 years, where he led strategic planning, fixed income capital markets and structured finance, and headed the firm's Financial Services Investment Banking practice. From 1973 to 1982, Mr. Kent was an executive officer at two Midwestern multibank holding companies focusing on strategic planning, bank and trust investment portfolio management, asset and liability management, and commercial and government guaranteed credit origination. From 2012 to 2018, Mr. Kent served as a director and member of the finance and nominating committees of IFF, a Midwest-focused Community Development Financial Institution ("CDFI") certified by the U.S. Department of the Treasury, which serves as a mission-driven lender, real estate consultant and developer that helps communities thrive by creating opportunities for low-income communities and people with disabilities. In January 2019, Mr. Kent was elected to join the board of the Community Reinvestment Fund, USA ("CRF"), a CDFI with a mission-driven strategy headquartered in Minneapolis. In 2020, Mr. Kent was elected to be a founding director of Ignify Technologies, a Public Benefit Corporation formed by CRF to commercialize its Spark Technology Platform to integrate and digitize the small business lending ecosystem.

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Proposal 1: Election of Directors

William G. Kistner

Age: 70 Director Since: 2018 Board Committees: Audit (Chair), Risk
Background

William G. Kistner has served on our Board of Directors since April 2018, and serves as the chair of the audit committee, and as a member of the risk committee. Mr. Kistner also serves on the board of directors of Byline Bank, and serves as the chair of the audit committee, and as a member of the risk committee of Byline Bank. Mr. Kistner retired from Northwestern Memorial HealthCare (NMHC) in 2018. He joined NMHC in 2004 and in 2006 was appointed Vice President of Internal Audit where he rebuilt the Internal Audit function, developed a coordinated risk assessment methodology and audit work plans based upon organizational needs. He coordinated Audit Committee meetings and reported results of audits and projects to management, the Audit Committee, and the Board. Prior to joining NMHC in 2004, Mr. Kistner worked at Ernst & Young, LLP for 31 years. He was a Tax Partner for 19 years in the Chicago office where he served a variety of clients. Currently Mr. Kistner serves on the Board of Trustees of Loyola University Chicago. He is Chair of the Audit Committee and serves on the Finance and Executive Committees. Also, he is a member of the Board of Directors and Treasurer of Erie Family Health Centers. He is Chair of the Finance Committee and serves on the Executive Committee. Mr. Kistner received his Bachelor of Business Administration degree in accounting from Loyola University Chicago, his Master of Management degree in finance from the Kellogg Graduate School of Management and is a registered Certified Public Accountant.

Alberto J. Paracchini

President Age: 50 Director Since: 2013 Board Committees: None
Background

Alberto J. Paracchini has served as President and Director of Byline Bancorp, Inc. and as Chief Executive Officer, President and Director of Byline Bank since June 2013. Mr. Paracchini also serves as a member of the executive credit and ALCO committees of Byline Bank. Prior to joining Byline, Mr. Paracchini served as Principal for BXM Holdings, Inc., an investment fund specializing in community bank investments, from October 2010 to June 2013 and spent 16 years at Popular, Inc., where he held numerous leadership positions in both its banking and mortgage subsidiaries. From January 2010 through May 2010, Mr. Paracchini was Executive Vice President at Midwest Bank & Trust. From 2006 through 2008, Mr. Paracchini served as President and Chief Financial Officer of Popular Financial Holdings and Chief Financial Officer of E-Loan, an internet banking and mortgage company. Prior to 2006, Mr. Paracchini spent 13 years at Banco Popular North America, where he held several senior leadership roles including Chief Financial Officer, Treasurer and the head of all operations and technology functions. Mr. Paracchini is a member of the Cook County Council of Economic Advisors and Economic Club of Chicago, and a member of the Board of Junior Achievement. Mr. Paracchini holds a bachelor's degree from Marquette University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Paracchini's qualifications to serve as a member of our Board of Directors include his extensive experience in the financial services industry and his demonstrated leadership skills.

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Proposal 1: Election of Directors

Steven M. Rull

Age: 71 Director Since: 2016 Board Committees: Audit, Risk
Background

Steven M. Rull has served on our Board of Directors since October 2016 and serves as member of the audit and risk committees. Mr. Rull also serves on the board of directors of Byline Bank, as the chair of the Trust committee, as the chair of the ALCO committee, and as a member of the audit and risk committees of Byline Bank. From 2007 to 2016, Mr. Rull served as lead director of the board of Ridgestone Financial Services, Inc. and its subsidiary, Ridgestone Bank, which we acquired in 2016. Mr. Rull co-founded Manchester Holdings and its wholly owned subsidiaries, Detalus Advisors, a retail and institutional asset manager, and Detalus Securities, a financial technology and financial advisory firm, in 2001. Mr. Rull co-founded Manchester Partners, an investment and consulting firm where he serves as Managing Director, in 1997. Mr. Rull served as Chairman and Chief Executive Officer of Bunker Hill Bancorp and its subsidiary, Boulevard Bank, from 2003 until its sale in 2013. He also held positions as Chairman of Atlanta Bancorporation and director of its subsidiary, Bank of Atlanta, from 2005 until its sale in 2014. Mr. Rull was the co-head of the capital markets division of Mark Twain Bank from 1994 to 1997. Prior to this role, he held positions as Chief Investment Officer and Chief Financial Officer of United Postal Bancorp from 1987 to 1994 and as President of the Mortgage Division of Mercantile Bank, which acquired United Postal Bancorp in 1994. Mr. Rull holds a bachelor's degree in accounting from Southern Illinois University Edwardsville and was a Certified Public Accountant in the state of Missouri from 1973 to 1996. Mr. Rull's qualifications include over 40 years of management and advisory experience in the financial services industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR UNDER PROPOSAL 1

Retirement of Robert R. Yohanan from Byline's and Byline Bank's Board of Directors

On May 30, 2018, the Board of Directors appointed Robert R. Yohanan, who at that time was the Chief Executive Officer of First Evanston Bancorp, Inc. and First Bank & Trust (collectively, "First Evanston"), to the Board of Directors of Byline, to be effective upon completion of the merger of First Evanston with Byline. The appointment of Mr. Yohanan was contemplated by and made in accordance with the merger agreement.

Also in connection with the execution of the merger agreement, we entered into a services and covenant agreement (the "services agreement") with Mr. Yohanan, which superseded his then existing employment agreement and change in control agreement with First Evanston upon the effective time of the merger. The agreement provided that Mr. Yohanan's employment with First Evanston terminated upon the effective time of the merger and, for the period from the effective time of the merger until the third anniversary thereof, Mr. Yohanan was to provide general advisory services and be available to consult on specific projects with respect to Byline's business and the integration of Byline and First Evanston as requested by the Chief Executive Officer of Byline.

In addition, pursuant to the services agreement, during such three-year period, Mr. Yohanan served three one-year terms (or until our 2021 Annual Meeting) as a member of the boards of directors of Byline and Byline Bank. Mr. Yohanan will retire from his positions on the Board and Committees of Byline Bank effective upon the expiration of his current term as a director at the Annual Meeting on June 8, 2021.

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Corporate Governance

Composition of Our Board of Directors

Our Board of Directors currently has eight members. Under our Amended and Restated Certificate of Incorporation and By-Laws, the number of directors constituting our Board of Directors is fixed from time to time by resolution of the Board of Directors. The Board met 14 times during 2020. There are no family relationships among any of our directors and executive officers.

Board Leadership Structure and Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy making level in business, government, or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

When considering potential director candidates, our Board of Directors considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board of Directors. Our Board also considers the candidate's service on boards of other companies and whether such service would impair the candidate's ability to perform responsibly all director duties for Byline.

Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors' view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, Mr. Herencia holds the combined positions of Executive Chairman of the Board and Chief Executive Officer, while Mr. Paracchini is President of the Company, as well President and Chief Executive Officer of Byline Bank. Also, Mr. del Valle Perochena was appointed Lead Director of the Company in February 2021 upon the assumption by Mr. Herencia of the Executive Chairman and Chief Executive Officer roles. We believe this current structure provides the appropriate level of oversight and management, as well as intends to accelerate and support the execution of the Company's strategic plan, specifically its growth strategy, as a leading commercial bank in the Chicago MSA.

Diversity

Our Board believes that a range of experience, knowledge, and judgement, as well as a diversity of perspectives, geographic regions, gender, race, and national origin on the Board, enhances the overall effectiveness of the Board. At present, 56% of our Board is diverse from a gender, race, or ethnic perspective. During 2020, the Company focused its Diversity, Equity, and Inclusion (DEI) initiatives to ensure we are doing the work necessary to make the Company a safe and welcoming place for all of our employees and customers. With the support of the Board, the Company appointed a DEI Council as the foundation and catalyst for honoring our employees, engaging our customers and community, creating a great place to work, and ultimately driving business success.

Director Independence

Under the rules of the New York Stock Exchange ("NYSE"), independent directors must comprise a majority of our Board of Directors. The rules of the NYSE, as well as those of the SEC, impose several requirements with respect to the independence of our directors. Our Board of Directors has undertaken a review of the independence of each director in accordance with these rules. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that each of Phillip R. Cabrera, Antonio del Valle Perochena, Mary Jo S. Herseth, Steven P. Kent, William G. Kistner, and Steven M. Rull and do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules. Our Board of Directors has determined that Messrs. del Valle Perochena, Cabrera and Kent also satisfy the heightened independence requirements for compensation committee members, and that Messrs. Rull,

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Corporate Governance

Kistner and Cabrera also qualify as independent directors under the heightened independence requirements of Rule 10A-3 of the Exchange Act for members of the audit committee. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and certain other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Committees of Our Board of Directors

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Risk Committee. The responsibilities of these committees are described below. Our Board of Directors may also establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The following table summarizes the current membership of each of the committees of the Board of Directors.

Byline Committees

	Audit	Compensation	Governance and Nominating	Risk

Roberto R. Herencia				•

Phillip R. Cabrera	•	•	•

Antonio del Valle Perochena		o	o

Mary Jo Herseth				•

Steven P. Kent		•	•	o

William G. Kistner	o			•

Steven M. Rull	•			•

• Member o Chair

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Corporate Governance

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management.

Members William G. Kistner (Chair) Phillip R. Cabrera Steven M. Rull Meetings in 2020 15	The Audit Committee's duties and responsibilities include the following:

•

Appoints, evaluates and determines the compensation of our independent auditors.

•

Reviews and approves the scope of the annual audit and quarterly reviews, the audit and quarterly review fees, any additional services provided by the independent auditors and the related fees, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues.

•

Prepares the Audit Committee report for inclusion in our proxy statement for our annual meeting, and reviews regulatory reports before they are filed with the SEC.

•

Reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information.

•

Assists the Board of Directors in monitoring our compliance with applicable legal and regulatory requirements.

•

Oversees investigations into complaints concerning financial matters, if any.

•

Reviews other risks that may have a significant impact on our financial statements.

•

Annually reviews the Audit Committee charter and the committee's performance.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the committee's charter is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

The Audit Committee is composed solely of members who satisfy the applicable independence, financial literacy and other requirements of the NYSE for audit committees, and at least one of its members is an "audit committee financial expert" as defined by the rules of the SEC, which is Mr. Kistner. Messrs. Rull, Kistner and Cabrera also meet the heightened independence requirements of Rule 10A-3 of the Exchange Act.

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Corporate Governance

Compensation Committee

The Compensation Committee sets and administers the policies that govern our executive compensation programs and is responsible for discharging the Board's responsibilities relating to compensation of our executive officers and directors.

Members Antonio del Valle Perochena (Chair) Phillip R. Cabrera Steven P. Kent Meetings in 2020 6	The Compensation Committee's duties and responsibilities include the following:

•

Reviews and approves the Company's executive compensation structure, including salary, bonus, incentive and equity compensation.

•

Reviews and approves objectives relevant to the compensation of the Chief Executive Officer and other executive officers.

•

Evaluates performance against the objectives established for the Chief Executive Officer and determines and approves, or recommends to the Board for approval, the compensation of the Chief Executive Officer based on its evaluation.

•

Makes recommendations to the Board with respect to the Company's compensation plans that are subject to Board approval, discharges any responsibilities imposed on the Committee by any of these plans, and approves and recommends to the Board any new equity compensation plan or any material change to an existing equity compensation plan.

•

Reviews, approves and makes recommendations to the Board concerning the compensation of the non-employee directors of the Company.

•

Oversees and reviews periodically, as it deems appropriate, the administration of the Company's employee benefits plans and any material amendments to such plans.

•

Review and monitor matters related to human capital management, including Company culture, talent development, and diversity, equity and inclusion programs and initiatives

•

Evaluates performance in relation to the Compensation Committee charter.

Under the Compensation Committee's charter, the Compensation Committee may, at its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, it may delegate authority to the Chief Executive Officer to approve compensation applicable to non-executive level Company employees, provided that the Compensation Committee reviews and approves the Company's compensation structures applicable to non-executive level employees on an annual basis.

In 2020, the Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") primarily to assist the Compensation Committee in determining and structuring executive compensation and to assess the market competitiveness of the Company's executive compensation program. The Compensation Committee has annually engaged Pearl Meyer for these and related services since 2014. With respect to any advice provided to the Committee by Pearl Meyer, the Compensation Committee received a letter from Pearl Meyer addressing factors relevant to SEC and NYSE rules regarding independence and conflicts of interest. After considering the information provided by Pearl Meyer and other factors, no conflicts of interest with respect to Pearl Meyer were identified by the Compensation Committee, and the Compensation Committee concluded that Pearl Meyer was an independent consultant.

The Compensation Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the committee's charter is available on our website at www.bylinebancorp.com under the "Governance Documents" tab. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE as they apply to members of compensation committees.

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Corporate Governance

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Members Antonio del Valle Perochena (Chair) Phillip R. Cabrera Steven P. Kent Meetings in 2020 4	The Governance and Nominating Committee's duties and responsibilities include the following:

•

Identifies individuals qualified to be directors consistent with the criteria approved by the Board of Directors, subject to any waivers granted by the Board, and recommends director nominees to the full Board of Directors.

•

Ensures that the Audit and Compensation Committees have the benefit of qualified "independent" directors.

•

Oversees management continuity planning.

•

Leads the Board of Directors in its annual performance review.

•

Takes a leadership role in shaping the corporate governance of our organization.

The Governance and Nominating Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the Committee's charter, as well as a copy of the corporate governance guidelines is available on our website at www.bylinebancorp.com under the "Governance Documents" tab. The Governance and Nominating Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE for governance and nominating committees.

Risk Committee

The Risk Committee is responsible for overseeing our enterprise risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk related factors.

Members Steven P. Kent (Chair) Roberto R. Herencia Mary Jo Herseth William G. Kistner Steven M. Rull Meetings in 2020 11	The Risk Committee's duties and responsibilities include the following:

•

Monitor management's assessment of the Company's aggregate enterprise-wide risk profile.

•

Review and recommend to the Board the articulation and establishment of the Company's risk tolerance and risk appetite.

•

Oversee risk management infrastructure, profile, and critical risk management policies, including the charter of the Risk Management Committee.

•

Evaluate management's activities with respect to capital planning, including stress testing and compliance with risk-based capital standards.

•

Provide input regarding the Chief Risk Officer's performance and the adequacy of the Bank's risks management functions.

The Risk Committee has adopted a written charter that specifies among other things, the scope of its rights and responsibilities. A copy of the committee's charter is available on our website at www.bylinebancorp.com under "Goverrnance Documents" tab.

In addition to the committees described above, the Board of Directors of Byline Bank also has an Executive Credit Committee, a Trust Committee and an ALCO Committee. The Executive Credit Committee provides oversight of our credit risk management function. This committee oversees the risk appetite, the development of policies, practices

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Corporate Governance

and systems for measuring credit risk and monitors the performance and quality of our credit portfolio. Ms. Herseth is Chairman of the Executive Credit Committee, and the committee's other members include Messrs. Herencia, Paracchini, Kent and Ms. Cabrera. The Trust Committee provides oversight in implementing policies for the Bank's Wealth Management and Trust department, as well as practices and controls sufficient to promote high quality fiduciary administration. Mr. Rull is Chairman of the Trust Committee, and the committee's other members include Messrs. Cabrera, Herencia and Ms. Herseth. The ALCO Committee provides oversight of the Asset and Liability Management function. Mr. Rull is the Chairman of the ALCO Committee, and the committee's other members include Messrs. Herencia, Kent, Cabrera, Paracchini and Ms. Herseth.

Board Oversight of Risk Management

Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, including the Risk Committee, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks we face.

The Risk Committee of our Board of Directors oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board of Directors. The Audit Committee of our Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting) and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee of our Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the general compensation structure. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer, President, Chief Human Resources Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk taking by our employees. The Governance and Nominating Committee of our Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.

Our senior management is responsible for implementing and reporting to our Board of Directors regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day to day basis. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, President, Chief Financial Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Stockholder Engagement and Communicating with Our Board

We believe in proactive and transparent communication and engagement with our stockholders to promote an understanding of the values we maintain, our governance framework, the decisions we make and how me make them, our business strategy and our financial performance, and we welcome receiving communications from our stockholders regarding these matters. Generally, the Board relies on the Executive Chairman of the Board and Chief Executive Officer, and other executive officers to speak for the Company, and management is generally responsible for managing our corporate communications and investor relations activities. Throughout the year, our Executive

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Corporate Governance

Chairman and Chief Executive Officer, President and Chief Financial Officer regularly interact with significant stockholders regarding our performance, business strategy and other corporate matters. From time to time, it may be appropriate for one or more of our non-executive directors to speak or meet with stockholders. Any such communication would occur under the direction and oversight of the Executive Chairman and Chief Executive Officer.

Stockholders may contact the Board or any committee of the Board about matters specific to the Board's and/or its committees' oversight responsibilities. Written correspondence may be directed to the Board of Directors at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Inquiries from stockholders directed to the Board will be received and processed by the Corporate Secretary before being forwarded to the Board, the appropriate Committee or a particular director as designated in the communication.

Director Attendance at Our Annual Meeting and Board Meetings

While we do not have a formal policy regarding our directors' attendance at the Company's annual and special meetings, our Board expects each director to attend, either in person or remotely via conference call, the Company's Annual Meeting of Stockholders each year, absent extenuating circumstances. All of our directors serving on the Board in 2020 at that time attended our 2020 annual meeting. We currently anticipate that all our directors will attend the Annual Meeting. During 2020, each of our directors attended at least 75% of the meetings of the Board and Board committees on which they served.

Nominee Recommendations by Stockholders

Stockholders wishing to recommend persons for consideration by the Governance and Nominating Committee as nominees for election to the Board of Directors can do so by writing to the Governance and Nominating Committee at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Recommendations must include the proposed nominee's name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. If all necessary information is provided, the Governance and Nominating Committee will then consider the candidate and the candidate's qualifications in the same manner as prospective nominees that are identified by the committee. The Governance and Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination.

Any stockholder seeking to nominate persons for election to our Board of Directors must comply with our procedures for stockholder nominations described under the heading "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or was previously an officer or employee of Byline or Byline Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any company or other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (the "Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. Our Board has also adopted a Code of Ethics for Financial Officers. A copy of each code is available upon written request to Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 and on our website at www.bylinebancorp.com under the "Governance Documents" tab. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

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Human Capital and Social Responsibility

We believe in being the bank our customers deserve, which, as embodied in our name, means taking ownership, initiative, action, and responsibility for what we do.

In order to achieve our vision to be the bank our customers deserve, we focus on:

  •
  Consistently delivering an extraordinary customer experience
  •
  Helping our customers bank the way they want to bank
  •
  Cultivating a positive culture and great place to work by finding, growing, and keeping talented employees
  •
  Contribute to the local communities in which we work and live to grow and thrive—today and into the future

To do this, we've outlined the Things That Matter (TTM) at Byline—values that guide our business, mission, and team culture:

Connected BY Things that Matter.

Our people.
Our greatest asset. We speak, act and treat one another with respect—every day, everywhere and every time.

Obsess about our customers.
Every single experience and interaction matters. Go to extraordinary lengths to convert customers into fans.

Insist on Excellence.
And the highest ethical standards in everything we do.

Embrace change.
Change is constant. Without change, we cannot grow.

Think like an owner.
Be frugal. Take ownership of issues until they are resolved. Present new ideas.

Know the Numbers.
Facts matter. We don't know our business if we don't know our numbers.

Fast is better than slow.
Speed matters in business. Get it done. Deliver results.

Inspire.
Respect, challenge and collaborate with each other every day. Teamwork is our greatest strength.

Human Capital

Attracting, developing, and retaining the best people is crucial to our long-term strategy. Our business is about people—our customers and our employees. We seek to help our customers build, make, and do—none of which would be possible without our employees.

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Human Capital and Social Responsibility

Employee Profile and Diversity

We embrace diversity within our teams and define diversity by both gender and people of color. Our key human capital diversity metrics are as follows:

* Diversity is defined by gender and people of color, as disclosed. Data as of December 31, 2020

Talent Attraction, Development and Retention

To facilitate talent attraction, development and retention across our franchise, we strive to make Byline a diverse, inclusive, safe and healthy workplace, with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, health and welfare programs. We believe the management and development of our employees is key to our strategic growth plan and longer-term succession planning. We seek to encourage and empower our team members to take initiative, make decisions, own their careers and build customers relationships through our programs and employee-led efforts and initiatives throughout Byline Bank.

We have developed initiatives that support physical, emotional, financial, and social wellbeing, including:

  •
  Competitive, performance-based compensation, including incentives tied to business and individual results
  •
  Comprehensive health and welfare benefits offerings
  •
  Savings and retirement planning resources through our 401(k) Plan and Employee Stock Purchase Plan
  •
  Access to employee assistance plans to help with financial planning and personal, family and life issues

We provide development opportunities to our employees. We recognize the critical importance of providing career development and advancement opportunities for all employees. Accordingly, we provide a variety of formal and informal development opportunities to help employees grow in their current roles and build new skills.

We encourage our team members to pursue educational opportunities that will help improve job performance and professional development. To further this goal, we reimburse tuition and certain fees for satisfactory completion of approved educational courses and certain certifications. In addition, we equip leaders with the tools to act as mentors and to give open and honest feedback and support, and we provide employees the resources and support to create and execute personalized developmental plans. Our Board of Directors oversees the succession planning for executive management on an annual basis.

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Human Capital and Social Responsibility

Employee recognition and engagement is important for us. Some of the tools we have developed to achieve such a crucial objective are:

  •
  We conduct an annual employee engagement survey with over 90% participation.
  •
  We provide everyday recognition through our "Kudos Cards" that celebrate employees living our core values, or "Things That Matter".
  •
  Our annual CEO Circle Awards highlight our employees who have demonstrated extraordinary performance during the year and exemplify our values.
  •
  Our employee resource groups ("ERGs") were formed to facilitate equity and inclusion across the organization. These ERGs include: Women Empowered by Byline, LatinX, Black, Asian and LGBTQ+.

Diversity, Equity and Inclusion

At Byline, racism and discrimination in any form is not tolerated and we believe in supporting a culture of respect and inclusion. We commit to DEI as the foundation and catalyst for honoring our employees, engaging our customers and community, creating a great place to work, and ultimately driving business success.

We pledge to create an environment where every employee can bring their authentic self to work and know that their unique background, ethnicity, experiences, perspective, and contributions serve to strengthen us and where growth opportunities exist at all levels.

For our customers and community, we strive that you see through our actions that we value each of you and know we are better together. We move forward challenging ourselves to live this vision every day.

Our Board is fully committed to this purpose and in 2020 supported management in developing a comprehensive DEI Initiative. Lead by members of the executive team, a DEI Council was created with focus in four key areas:

Workforce — Promoting representation at all levels and in all areas and business lines of the bank, with attention on recruiting and developing diverse talent and focusing on engagement and employee recognition.

Workplace — Creating a culture where everyone brings their authentic self to work and knows that their unique background, ethnicity, experiences, perspective, and contribution serve to strengthen the bank and our culture.

Community — Building meaningful, productive relationships in the communities we work.

Marketplace — Providing our customers with products and services that meet their diverse needs, including support through digital strategies that align to the market.

Community Impact

We are proud to be a community bank. By supporting local businesses and working with families to protect and grow their money, we make our neighborhoods even stronger. That's what being in the community means to us. We are committed to helping the local communities in which we live and work to grow and thrive, today and into the future. One way we do this is by providing employees paid time off to participate in community-based volunteer programs. Throughout the year, employees make a positive impact in their local communities and have found a

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Human Capital and Social Responsibility

multitude of special ways to continue volunteering during the pandemic. During 2020, Byline made and/or supported:

Director Compensation

The following table lists the individuals who served on our Board of Directors in 2020 and the compensation received in 2020 for their service as directors, other than with respect to Mr. Paracchini, our President, who during 2020 held the positions of President and Chief Executive Officer, whose compensation as an officer of the Company is detailed in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement. All compensation paid to directors is for their service on both the Byline Board of Directors and the Byline Bank Board of Directors.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total

Roberto R. Herencia	$800,000	$15,571	$815,571
Phillip R. Cabrera	120,000	—	120,000
Antonio del Valle Perochena	108,750	—	108,750
Mary Jo S. Herseth	80,000	—	80,000
Steven P. Kent	76,250	—	76,250
William G. Kistner	85,000	—	85,000
Jaime Ruiz Sacristán(3)	36,667	—	36,667
Steven M. Rull	80,000	—	80,000
Robert R. Yohanan(4)	900,000	—	900,000

(1)
See "Byline Bancorp, Inc. Director Compensation Program" below for a description of Mr. Herencia's Compensation arrangements in his role during 2020 as Chairman of the Board. Mr. Cabrera received $15,000 for his service as Chair of Byline Bank's Executive Credit Committee and $5,000 for his service as a member of the Audit Committee; Ms. Herseth received $5,000 for her service as a member of Byline Bank's Executive Credit Committee; Mr. Kistner received $10,000 for his service as Chair of the Audit Committee; Mr. Del Valle Perochena received $5,000 for his service as Chair of the Compensation Committee and $3,750 for his service as Chair of the Governance and Nominating Committee (for a portion of the year); Mr. Rull received $5,000 for his service as a member of the Audit Committee; Mr. Kent received $1,250 for his service as a member of the Executive Credit Committee.
(2)
Reflects payments made by the Bank for health, dental and vision insurance premiums and amounts paid for cell phone expenses for Mr. Herencia.
(3)
Jaime Ruiz Sacristán served as a Director until April 12, 2020, Mr. Ruiz Sacristan received $1,667 for his service as Chair of the Governance and Nominating Committee and $1,666 for his service as member of Byline Bank's Executive Credit Committee.
(4)
See "Retirement of Robert R. Yohanan from Byline's and Byline Bank's Board of Directors".

22    Byline Bancorp, Inc.  2021 Proxy Statement

Director Compensation

Byline Bancorp, Inc. Director Compensation Program

Our director compensation program provides the following compensation for non-employee members of our Board of Directors:

  •
  An annual cash retainer of $100,000 for directors who were serving on June 1, 2016 and $75,000 for all other directors;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Risk Committee;
  •
  An additional annual cash retainer of $10,000 for the Chair of the Audit Committee;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Compensation Committee;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Governance and Nominating Committee;
  •
  An additional annual membership fee of $5,000 for each member of the Audit Committee and/or the Bank's Executive Credit Committee; and
  •
  An additional annual cash retainer of $15,000 for the Chair of the Bank's Executive Credit Committee;

We also reimburse all directors for reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of their duties as directors. Additionally, the Chairman of the Board is entitled to reimbursement of cell phone services and certain medical and health insurance expenses.

Directors agree, in connection with their service as directors, that they will not, without the prior consent of Byline, directly or indirectly, provide any material services to any other banking entity which competes in any material respect with Byline and its subsidiaries as long as they serve as a director of Byline (other than services disclosed in writing).

Notwithstanding the above, any director who is an officer of Byline will not receive any separate compensation for serving as a director of the Company or the Bank.

Compensation Paid to Mr. Herencia in 2020

Mr. Herencia is a founder of Byline, and his leadership was instrumental in the organization and recapitalization of our business in 2013. During that time, he organized the investor group, recruited the management team, and provided significant expertise resulting in the Company's financial and regulatory turnaround.

As Chairman of the Board from 2013 until February 2021, Mr. Herencia has been involved heavily with Board matters and overseeing management's execution of the Board's guidance. He actively interacted with the CEO and other members of management to provide his perspective on important issues facing our company and played an active role in the retention and recruiting of executive talent. It is the Board's position that his leadership is critical and his contributions in dealing with the effects of the COVID-19 pandemic will have long-term impact on the financial well-being of Byline.

Mr. Herencia's compensation for 2020 reflects his specialized expertise and the significant investment of time he spent with the Board and executive leadership, especially in light of the unprecedented challenges our business and our customers faced as a result of the COVID-19 pandemic. As such, he received an aggregate annual cash retainer of $400,000, which included the annual board retainer and all committee membership and committee chair retainers that the Chairman would otherwise be entitled to receive. Additionally, Mr. Herencia received a payment of $400,000, paid in two equal installments in March and September of 2020 subject to continued service through such dates.

New Agreement with Mr. Herencia

In January of 2021, the Board conducted a deeper evaluation of Mr. Herencia's significant ongoing involvement with management and his ability to have a substantial and positive impact on the execution of the Company's strategy. We announced the appointment of Mr. Herencia as Executive Chairman and Chief Executive Officer of the Byline, effective as of February 12, 2021, and entered into an employment agreement with Mr. Herencia in connection with the assumption of his expanded role (the "Employment Agreement").

Byline Bancorp, Inc.  2021 Proxy Statement    23

Director Compensation

The Employment Agreement is for an initial term of three years and includes an automatic one-year extension at the end of each term following the initial term unless notice of termination is provided not less than 120 days prior to the end of such term. In addition, the Employment Agreement will terminate on the termination of Mr. Herencia's employment. Upon the occurrence of a Change in Control (as such term is defined in the Employment Agreement), the term of the Employment Agreement will renew for the period expiring on the second anniversary of such Change in Control and will automatically renew for one year on each subsequent anniversary of such date thereafter, unless at any time not less than 120 days prior to the end of such term either Byline or Mr. Herencia notifies the other in writing of the intention not to further extend the term.

During the term of the Employment Agreement, Mr. Herencia serves as Executive Chairman and Chief Executive Officer of the Byline, reporting to the Board, and Executive Chairman of the Board of Directors of the Bank. The Employment Agreement provides for an annual base salary of $825,000 (which may be increased but not decreased), eligibility to participate in (1) Byline's Executive Incentive Plan, with an annual target cash bonus of 75% of his annual base salary (or such other percentage as the Board may determine), and (2) Byline's long-term incentive awards annually under the 2017 Omnibus Incentive Compensation Plan (the "2017 Plan"), with an annual long-term incentive award target equal to 85% of his annual base salary. In connection with entering into the Employment Agreement, Mr. Herencia was awarded a restricted stock award of 109,475 shares of Byline's common stock under the 2017 Plan, vesting in equal installments at the end of 2021, 2022 and 2023.

The Employment Agreement also includes severance benefits that are subject to signing a release. If we terminate Mr. Herencia without "cause" (and not due to Disability (as such term is defined in the Employment Agreement) or Mr. Herencia resigns for "good reason" (provided that the expiration of the term of the Employment Agreement following the delivery by Byline of a notice of non-renewal of such term shall be deemed to be a termination of Mr. Herencia's employment by Byline without "cause"), other than on or following the occurrence of a Change in Control, he will be entitled to (each capitalized term as defined in the Employment Agreement): (1) the Accrued Amounts and any Unpaid EIP; (2) a Pro Rata Bonus; and (3) a cash amount equal to the sum of (a) the Severance Amount plus (b) the Applicable COBRA Amount, payable in substantially equal installments over 24 months following termination of employment. In the event Mr. Herencia is terminated without "cause" (and not due to Disability) or he resigns for "good reason" within two years following a Change in Control, he will be entitled to: (1) the Accrued Amounts and any Unpaid EIP; (2) a Pro Rata Bonus; and (3) a cash amount equal to the sum of (a) the CIC Severance Amount (as such term is defined in the Employment Agreement) plus (b) the Applicable COBRA Amount, payable in lump sum within 15 days after the release becomes effective.

"Cause" generally means: (1) a willful and continued failure to perform substantially one's duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of one's duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics or standards of conduct of Byline, or violation of a fiduciary duty to Byline; or (5) a breach of Byline's Agreement Protecting Company Interests.

"Good reason" generally means: (1) any material reduction in Mr. Herencia's base salary; (2) any material adverse change in Mr. Herencia's title, position, authority or reporting relationships, including, without limitation, ceasing to be the Executive Chairman and Chief Executive Officer of a publicly-traded company; (3) the requirement to relocate Mr. Herencia's principal place of employment to a location in excess of 50 miles from the his principal work location on the date of the Employment Agreement; or (4) the failure to nominate Mr. Herencia to, or his removal from, the Board of Directors of Byline or the Bank.

The Employment Agreement also provides that in the event his employment terminates due to death or Disability, Mr. Herencia or his estate would be entitled to receive, in addition to any accrued but unpaid compensation or benefits, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination and a pro rata portion of his bonus for the fiscal year in which the termination occurs, payable at the time that such bonuses are paid to other senior executives for such year. In addition, in the event of his death, Mr. Herencia's beneficiary would be entitled to a lump sum cash amount equal to $750,000.

As a condition to the Employment Agreement, Mr. Herencia has entered into an Agreement Protecting Company Interests with Byline, which contains (1) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and after, (2) a customer and employee non-solicit during employment and for 18 months following termination of employment, and (3) assignment of inventions and non-disparagement provisions.

24    Byline Bancorp, Inc.  2021 Proxy Statement

Proposal 2
Ratification of Independent Registered
Public Accounting Firm

Under its charter, the Audit Committee has the sole authority to appoint or replace our independent registered public accounting firm, subject to stockholder approval, and has direct responsibility for the compensation and oversight of such firm. Our independent registered public accounting firm for the fiscal year ended December 31, 2020 was Moss Adams LLP ("Moss Adams") and the Audit Committee has engaged Moss Adams for the fiscal year ending December 31, 2021.

The Board is submitting for ratification by our stockholders at the Annual Meeting the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Moss Adams has served as our independent auditor since 2013. In considering the reappointment of Moss Adams for 2021, the Audit Committee reviewed, among other considerations, the quality of services provided, both historically and in connection with the most recent audit; Moss Adams' capability and expertise, particularly with respect to the financial services industry and its resources; the communication and interaction by Moss Adams' audit team with the Audit Committee and management; the firm's independence, objectivity and professional skepticism; and the appropriateness of Moss Adams' fees.

The Board has invited representatives of Moss Adams to be present at the Annual Meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Moss Adams LLP

The following is a summary and description of the aggregate fees for professional services provided by Moss Adams LLP to Byline and its subsidiaries for the fiscal years ended December 31, 2020 and 2019, as well as all out-of-pocket costs incurred in connection with these services that were billed to us.

	2020	2019

Audit Fees	$835,000	$701,000
Audit-Related Fees	18,500	18,500
Total	$853,500	$719,500

Audit Fees.    Audit fees consist primarily of fees and expenses for the audits of our annual consolidated financial statements as well as the review of interim condensed consolidated financial information included in the reports we filed with the SEC. Also included are fees for services normally provided by an independent auditor in connection with statutory and regulatory filings.

Audit-Related Fees.    Audit-related fees consist of fees related to the audit or review of the financial statements of our 401(k) Plan.

Byline Bancorp, Inc.  2021 Proxy Statement    25

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Audit Committee Preapproval Policies and Procedures

All of the fees and services described above under "audit fees" and "audit-related fees" were pre-approved by the Audit Committee. Pursuant to its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. In connection with the pre-approval of any permissible tax services or services related to internal control over financial reporting, the Audit Committee charter provides that the Audit Committee will discuss with the independent public accounting firm the potential impact on the firm's independence in providing such services. Any pre-approval is subject to receipt of details as to the service or category of services to be provided and the provision of supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR

26    Byline Bancorp, Inc.  2021 Proxy Statement

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls and is composed of directors that are "independent" as defined under the NYSE corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors and held 15 meetings during fiscal year 2020. A copy of the charter is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

Management is responsible for the Company's internal control over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the activities of the Company's internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the 2020 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include Byline's 2020 audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2020 filed with the SEC.

This report is submitted on behalf of the current members of the Audit Committee:

William G. Kistner (Chair) Phillip R. Cabrera Steven M. Rull

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Byline Bancorp, Inc.  2021 Proxy Statement    27

Executive Officers

The name, age, position and office, and business experience during at least the past five years, of our current executive officers, other than Mr. Herencia and Mr. Paracchini, are set forth below.

Thomas Abraham (56) has served as President of Byline Bank's Small Business Capital ("SBC") line of business since May 2019. Mr. Abraham was promoted to this position after having served as Senior Vice President, SBA Sales Manager of SBC since October 2016 when Byline Bancorp acquired SBC's predecessor company, Ridgestone Bank. Mr. Abraham served as Senior Vice President, Sales and Marketing at Ridgestone Bank from February 2007 through October 2016.

John M. Barkidjija (58) has served as Executive Vice President and Head of Commercial Real Estate and Specialty Finance of Byline Bank since January 2019. Previously, Mr. Barkidjija was Senior Vice President, Group Head, Commercial Real Estate of Byline Bank since January 2014.

Thomas J. Bell III (54) has been Senior Vice President and Corporate Treasurer of Byline Bank since August 2013.

Megan Biggam (42) has served as Executive Vice President of Retail Banking of Byline Bank since February 2020. Ms. Biggam previously held the position of Senior Vice President of Retail Banking of Byline Bank since June 2013.

Lindsay Corby (43) has served as Executive Vice President and Chief Financial Officer of Byline and Byline Bank since July 2015. Ms. Corby joined Byline in June 2013, serving as Chief Administrative Officer until July 2015.

Mark Fucinato (64) has served as Executive Vice President and Chief Credit Officer for Byline Bancorp, Inc. and Byline Bank since August 2020. He joined Byline Bank in August 2019 as Senior Vice President and Senior Credit Officer. Prior to joining Byline, Mr. Fucinato served as Senior Credit Officer at MB Financial Bank from 2016 to 2019, and at FirstMerit Bank from 2010 to 2016.

Michelle Johnson (40) has served as Senior Vice President and Chief Risk Officer of Byline Bank since October 2019. Ms. Johnson joined Byline Bank in 2015, as the Director of Operational Risk Management and assumed the role of Deputy Chief Risk Officer in 2018.

Nicolas Mando (49) has served as Senior Vice President and Chief Technology and Operations Officer at Byline Bank since 2021. He joined Byline in 2019 as Director of Special Projects. Prior to joining Byline, he held the Chief Operating Officer role at Bridgeview Bank from 2009 to 2019.

Brogan Ptacin (60) has served as an Executive Vice President and Head of Commercial Banking for Byline Bank since January 2019. Prior to joining Byline, Mr. Ptacin served as a Managing Director of First Bank & Trust from 2009 until First Bank & Trust was acquired by Byline in 2018, where he joined as Managing Director.

Dana Traci (51) has served as Executive Vice President and Chief Human Resources Officer of Byline Bank since 2019. Prior to joining Byline, she was Interim Chief Human Resources Officer for Discover Financial Services, where she held a variety of business line and human resources roles since 1994.

Succession Planning

Our Board of Directors oversees both emergency and long-term succession planning for our Executive Chairman and CEO, President, CFO, and other key management roles within Byline. The succession plan is reviewed annually to ensure a smooth transition in the event of a planned or unplanned vacancy in these positions. Succession planning for our executive officers is reviewed by the Board annually to identify potential successors and oversee their development planning.

28    Byline Bancorp, Inc.  2021 Proxy Statement

Executive Compensation

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Introduction

The objective of our executive compensation program is to attract, retain, and motivate leaders who are committed to executing on our business strategy and creating long-term value for our stakeholders. To help us achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of fixed and variable pay elements in the form of base salaries, annual cash and long-term equity incentives. The program is built on a foundation of best-in-class compensation governance practices and policies:

We link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation.
We employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal.
We have built in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance, or leading indicators of future financial results.
We maintain stock ownership and retention guidelines for our executives and directors.
We grant equity awards that have "double-trigger" equity vesting provisions upon a change in control.
We do not provide significant perquisites.
We engage an independent compensation consultant.
We have a clawback policy.
We prohibit hedging and pledging of our stock by our directors and executive officers.

Byline Bancorp, Inc.  2021 Proxy Statement    29

Executive Compensation

In addition to the above, the table below summarizes what the Company does and does not do with respect to its compensation governance practices and demonstrates that the Company's practices are designed to encourage actions that are in the long-term interests of its stockholders.

What We Do	What We Don't Do

Pay for Performance

•

We base our annual incentive compensation programs on the achievement of corporate and individual performance measures that are tied directly to our business strategy.

•

We link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation.

Emphasize Long-term Performance

•

Equity programs reward performance over a three-year time horizon.

Equity Awards

•

We grant equity awards that have "double-trigger" equity vesting provisions upon a change in control.

Stock Ownership Commitment

•

Our stock ownership guideline policy ensures that our executive officers and directors own an appropriate amount of our common stock, which aligns their interests with our stockholders.

Clawbacks

•

Our policy requires the recoupment of any excess incentive compensation paid to our executive officers if we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws.

Risk Management

•

Our compensation plans are evaluated annually by our risk management professionals and our Compensation Committee, as part of its effort to ensure our compensation plans do not encourage imprudent risk taking.

•

We employ a variety of performance metrics to deter excessive risk-taking by elimination any incentive focus on a single performance goal.

•

We have built in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance, or leading indicators of future financial results.

Compensation Benchmarking

•

We use a defined peer group for benchmarking, and the Compensation Committee periodically reviews the peer group to ensure the peer companies remain relevant and appropriate.

Engage Independent Advisor

•

The Compensation Committee uses the services of an independent compensation consultant.

No Hedging or Pledging of Company Stock

•

We have a policy that prohibits all executive officers and directors from entering into any transaction designed to hedge or offset changes in the market value of our stock. The policy also prohibits holding our stock in a brokerage margin account or pledging our stock as collateral for a loan.

No Extensive Use of Employment Agreements

•

We limit the use of employment agreements to our Executive Chairman and CEO, President, CFO, and the President of our Small Business Capital business unit.

No Significant Perquisites

•

We do not provide significant perquisites to our executive officers.

No Golden Parachute Tax Gross-ups

•

We do not allow for tax gross-ups under employment agreements or other severance plans.

No Multi-year Compensation Guarantees.

•

Our employment agreements and compensation plans generally do not provide for any multi-year compensation guarantees.

No Unearned Dividends Paid

•

We accrue dividends on performance-based restricted stock awards during performance periods, but the dividends are not paid until the award vests.

30    Byline Bancorp, Inc.  2021 Proxy Statement

Executive Compensation

As we continue to grow, the Compensation Committee will review and adjust the design of the executive compensation program to ensure it remains aligned with our business objectives, talent strategy and market practices.

Summary Compensation Table

The named executive officers of Byline Bancorp, Inc. as of December 31, 2020, are

  •
  Alberto J. Paracchini, President and Chief Executive Officer,
  •
  Lindsay Corby, Executive Vice President and Chief Financial Officer,
  •
  Thomas Abraham, President of Byline Small Business Capital, and
  •
  Brogan Ptacin, Executive Vice President and Head of Commercial Banking.

The following summary compensation table presents compensation awarded in the fiscal years ended December 31, 2018, 2019 and 2020 to our named executive officers or paid to or accrued for those executive officers for services rendered during fiscal years 2018, 2019 and 2020, as applicable.

Name and Principal Position	Year	Salary	Bonus(1)	Omnibus Incentive Plan Awards(2)	All Other Compensation(3)	Total

Alberto J. Paracchini	2020	$608,750	$253,688	$282,520	$12,609	$1,157,566
President and Chief	2019	556,875	254,250	216,674	12,409	1,040,208
Executive Officer	2018	491,667	216,654	222,151	12,196	942,668
Lindsay Corby	2020	$356,250	$108,000	$132,020	$12,143	$608,413
EVP and Chief Financial Officer	2019	326,875	126,127	122,022	11,356	586,380
	2018	301,667	119,842	114,012	11,139	546,660
Thomas Abraham	2020	$400,000	$84,000	$120,015	$19,092	$623,107
President Small Business Capital	2019	400,000	108,000	$150,007	11,392	669,399
	2018	400,000	40,000	—	11,184	451,184
Brogan Ptacin(4)	2020	$326,469	$242,490	$110,530	$33,315	$721,804
EVP and Head of Commercial Banking	2019	315,750	405,316	110,548	33,604	865,218
	2018	184,188	259,837	313,345	10,951	768,320

(1)
The amounts in this column represent earned annual cash incentive awards under the Byline Executive Incentive Plan. Also includes retention bonuses paid during 2018, 2019 and 2020 for Mr. Ptacin pursuant to his Retention Agreement entered into in connection with our acquisition of First Evanston Bancorp, Inc.
(2)
Represents the dollar value of shares of restricted stock that were awarded in 2018, 2019 and 2020. For Messrs. Paracchini and Ptacin and for Ms. Corby, 50% of these shares are subject to time vesting, equally over three years from the grant date; remaining 50% are performance-based, based on the achievement of performance goals during a performance period beginning on January 1, 2020 and ending on December 31, 2022. Any earned performance shares vest in full on the third anniversary of the grant date. Mr. Abraham received a one-time time-based award of $150,007 in December 2019 per the terms of his employment agreement. The award vests over a period of three years on each anniversary of the date the award was granted.

For Mr. Abraham, the shares are subject to time vesting, equally over three years from the grant date.
(3)
The items comprising "All Other Compensation" for 2020 are as follows:

Name	Perquisites and Other Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Total

Alberto J. Paracchini	$—	$11,400	$1,209	$12,609
Lindsay Corby	—	11,400	743	12,143
Thomas Abraham	7,500	11,400	192	19,092
Brogan Ptacin	21,758	11,400	157	33,315

  (a)
  Reflects auto allowance for Messrs. Ptacin and Abraham, and club membership dues for Mr. Ptacin.
  (b)
  Reflects Company contributions under the Byline Bancorp 401(k) Plan consistent with company policies for all Byline employees.
  (c)
  Reflects life insurance premiums paid for the benefit of each of our named executive officers consistent with company policy for all Byline employees. Includes premiums paid by the Byline Bank for additional executive life insurance policies for Mr. Paracchini and Ms. Corby.
(4)
Mr. Ptacin joined Byline in May 2018 in connection with our acquisition of First Evanston Bancorp, Inc. He was appointed an executive officer during 2019.

Byline Bancorp, Inc.  2021 Proxy Statement    31

Executive Compensation

Narrative Disclosure to Summary Compensation Table

    Base salary

Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. The total base salaries earned by our named executive officers in fiscal years 2018, 2019 and 2020 are disclosed in the Summary Compensation Table above.

Base salaries for our named executive officers are reviewed annually by the Compensation Committee. Messrs. Paracchini's, Ms. Corby's and Mr. Abraham's base salaries are established pursuant to their employment agreement with Byline Bank, as described under "Employment agreements with Mr. Paracchini, Ms. Corby and Mr. Abraham" below, but are subject to review and approval of the Compensation Committee.

    Annual incentive

Our named executive officers participate in Byline's Executive Incentive Plan, which was adopted in 2014 and is an annual incentive plan under which earned awards are determined following the end of each year based on corporate and individual achievement during the year. Results are assessed against performance goals and targets that are established for the fiscal year, as described further below.

Named Executive Officer	2020 Goals Weight

Alberto J. Paracchini	Corporate Goals: 70%
Individual Performance Goals: 30%
Lindsay Corby	Corporate Goals: 70%
Individual Performance Goals: 30%
Brogan Ptacin	Corporate Goals: 70%
Individual Performance Goals: 30%
Thomas Abraham	Corporate Goals: 100%

Named executive officers can earn up to a maximum of 150% of their target annual incentive awards and annual incentive awards may be as low as 0% if the Company's performance target is not met. The Compensation Committee has discretion to adjust awards in light of credit quality, regulatory compliance and financial result deemed relevant. Executives must be employed on the date of payment in order to receive payment of an earned award.

The corporate scorecard measures included the following four categories of metrics. In addition, the Company must meet a threshold of equal to or greater than 90% of budgeted net income to trigger an award payout under the Executive Incentive Plan.

Categories	Loan Quality/ Operational Soundness	Growth	Expense Management	Profitability

Weight	30%	10%	20%	40%
Metrics	Classified Asset Ratio: 7.50%	Net Loan Growth: 5%	Efficiency Ratio: 20%	ROA: 40%
	NPAs/Assets: 7.50%	Net Deposit Growth: 2.50%
	100% Satisfactory Loan Review: 7.50%	Net Core Deposit Growth: 2.50%
Internal Audit: 7.50%

32    Byline Bancorp, Inc.  2021 Proxy Statement

Executive Compensation

In 2020, target annual cash incentives under the Executive Incentive Plan for each of our named executive officers were a percentage of the named executive officer's base salary. The following table presents each named executive officer's annual incentive opportunity, percentage of goal achievement and award payout under the Executive Incentive Plan.

Named Executive Officer	Target Bonus % of Base Salary	Target Bonus Amount	Payout for Corporate Achievement	Payout for Individual Performance	Total Incentive Payout	Total Incentive Payout % of Target

Alberto J. Paracchini	55%	$338,250	$177,582	$76,106	$253,688	75%
Lindsay Corby	40%	$144,000	$75,600	$32,400	$108,000	75%
Brogan Ptacin	40%	$131,200	$68,880	$26,568	$95,448	73%
Thomas Abraham	30%	$120,000	$84,000	N/A	$84,000	70%

    Long-term incentive

The named executive officers participate in a Long-term Incentive Program ("LTIP") that provides a variable pay opportunity through a combination of performance shares and restricted shares. The program is designed to reinforce the long-term alignment of the Company's executives with the interests of our stockholders. Performance shares are intended to strengthen our pay-for-performance philosophy while time-vested restricted shares are granted to promote share ownership and executive retention.

All awards under the LTIP are granted through the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan. The following table presents each named executive officer's annual long-term incentive target for 2020:

Named Executive Officer	Target as a % of Base Salary	Target $ Performance-Vesting Restricted Shares(1)	Target $ Time-Vesting Restricted Shares(1)

Alberto J. Paracchini	60%	$141,260	$141,260
Lindsay Corby	50%	$90,000	$90,000
Brogan Ptacin	40%	$65,600	$65,600
Thomas Abraham(2)	30%	$0	$120,000

(1)
The number of shares granted is determined by the closing share price on the date of the grant.
(2)
100% of Mr. Abraham's target award is in the form of time-based restricted share awards. The awards vest equally over three years on the anniversary date of the grant. Awards vest automatically upon 1) death, 2) termination of employment due to disability and 3) termination upon the completion of a change-in-control.
  •
  Time-based Restricted Shares—50% of the shares are awarded with a service-based vesting schedule. Awards vest equally over three years on the anniversary date of the grant. Awards vest automatically upon 1) death, 2) termination of employment due to disability and 3) termination upon the completion of a change-in-control.
  •
  Performance Shares—50% of the shares are awarded with performance-based vesting criteria. Vesting is dependent on the achievement of specified goals and is generally measured at the end of a three-year performance period ("Performance Period"). At the end of the Performance Period, the Compensation Committee will determine the level of goal attainment and determine the number of performance shares that actually vest.

Unless stated otherwise in the award agreement, upon 1) death, 2) termination of employment due to disability and 3) retirement, the Participant receives an award based on actual performance at the end of the Performance Period, prorated for the period of time in which the Participant was actively employed. Awards continue to vest upon a change-in-control if the successor entity assumes the existing awards. If a Participant is terminated within one year of the completion of a change-in-control, performance shares vest at target-level performance, without proration.

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Similarly, if the successor entity does not assume the existing awards, the performance shares vest at target-level performance, without proration.

Average return on assets (ROA), defined as net income as a percent of average assets, was approved by the Compensation Committee as the Corporate metric for the 2020—2022 LTIP. For this Performance Period, earned awards will vest at the end of the Performance Period, based on relative average return on assets using an index of publicly traded bank holding companies ranging in asset size from 50% to 200% of Byline's total assets. Performance will be measured cumulatively at the end of the Performance Period. Threshold, target and superior performance levels are set at the 25th, 50th and 75th percentiles of the peer index, respectively.

Our named executive officers may earn 25% of their target opportunity for threshold-level performance up to 100% of their target opportunity, and up to 150% of their target opportunity for superior-level performance. Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid with respect to a particular performance metric if actual results are below threshold.

Adjustment to Compensation Metrics

The Board of Directors and the Compensation Committee are actively monitoring the effects of the COVID-19 pandemic on the economy, the equity trading markets (including, in particular, the value of equity securities of financial institutions) and our operations and future results. In light of these developments, the Compensation Committee will evaluate the actual and potential effects on our business results, financial condition and stockholder value. Performance goals and the incentives associated with our executive and management compensation and incentive plans could be modified, and the Board of Directors maintain discretion to adjust plans and award payouts to appropriately reflect performance. Any material changes will be disclosed in accordance with applicable disclosure obligations.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2020, our named executive officers held outstanding equity-based awards of the Company as listed in the table below.

	Option Awards						Stock Awards

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date(2)	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Number of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alberto J. Paracchini	6/26/2015	428,988	—	—	$11.18	6/26/2025	4/23/2018	1,614	24,936	—	—
							4/23/2018	—	—	4,842	74,809
							4/2/2019	3,789	58,540	—	—
							4/2/2019	—	—	5,684	87,818
							2/28/2020	8,072	124,712	—	—
							2/28/2020	—	—	8,072	124,712
Lindsay Corby	6/26/2015	97,496	—	—	$11.18	6/26/2025	4/23/2018	828	12,793	—	—
							4/23/2018	—	—	2,485	38,393
							4/2/2019	2,134	32,970	—	—
							4/2/2019	—	—	3,201	49,455
							2/28/2020	3,772	58,277	—	—
							2/28/2020	—	—	3,772	58,277
Thomas Abraham	—	—	—	—	—	—	12/19/2019	5115	79,027	—	—
							2/28/2020	6,858	105,956	—	—
Brogan Ptacin	5/31/2018	9,450	—	—	$10.59	12/20/2021	6/4/2018	7,115	109,927	—	—
	5/31/2018	9,450	—	—	$10.59	12/17/2023	4/2/2019	1,933	29,865	—	—
	5/31/2018	11,812	—	—	$11.65	12/16/2024	4/2/2019	—	—	2,900	44,805
	5/31/2018	11,812	—	—	$11.65	12/15/2025	2/28/2020	3,158	48,791	—	—
	5/31/2018	9,450	—	—	$12.70	12/20/2026	2/28/2020	—	—	3,158	48,791

(1)
These options were granted pursuant to the Byline Equity Plan and were earned based on the achievement of performance goals, as described under "Stock Options awarded under the Byline Bancorp Equity Incentive Plan" above and, except with respect to certain qualifying terminations, the participant's continued employment on the date of such achievement.
(2)
The options may expire earlier than the expiration date listed in the case of termination of employment, a participant's breach of their Agreement to Protect Company Interests or a change in control.

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Employment Agreements with Mr. Paracchini, Ms. Corby and Mr. Abraham

We have entered into employment agreements with Mr. Paracchini, Ms. Corby and Mr. Abraham ("Employment Agreements") as follows:

Named Executive Officer	Entity who entered into the Agreement	Effective Date of the Agreement	Initial Term	Extensions	Renewals	Position	Reporting to

Alberto J. Paracchini	Byline Bank	01/21/2016	3 years	Automatic 1-year extension unless notification is provided	Renewed in January of 2021	President and Chief Executive Officer	Board of Directors(1)
Lindsay Corby	Byline Bancorp, Inc. and Byline Bank	07/07/2019	3-year anniversary from acceptance of Agreement	Automatic 1-year extension unless notification is provided	N/A	Chief Financial Officer	CEO of Byline(1)
Thomas Abraham	Byline Bank	12/16/2019	3-year anniversary from acceptance of Agreement	Automatic 1-year extension unless notification is provided	N/A	President of the Small Business Capital	CEO of Byline Bank(1)

(1)
Currently reporting to Executive Chairman and CEO of Byline.

Material terms of the Employment Agreements include:

Named Executive Officer	Annual Base Salary(1)	Participation in Executive Incentive Plan ("EIP")	EIP Annual Bonus Opportunity(2)	Participation in Long Term Incentive program ("LTIP")(2)

Alberto J. Paracchini	$350,000	Yes	up to 75% of annual base salary	Yes
Lindsay Corby	$330,000	Yes	40% of annual base salary	Yes
Thomas Abraham	$400,000	Yes	30% of annual base salary	Yes

(1)
The amount of Base Salary is reviewed by the Compensation Committee at least annually.

(2)
Annual targets are approved by the Board (or a committee thereof) based upon achievement of applicable performance objectives as determined in the sole discretion of the Board (or a committee thereof).

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Employment Agreements also include the following severance benefits that are, in each case, subject to signing a release:

Named Executive Officer	Termination without "cause"(1) and not due to disability or executive resigns for "good reason"	Termination without "cause" and not due to disability(1) or executive resigns for "good reason" following a "change in control"(4)	Payment for "special change in control"(6)	Meaning of "good reason"	Termination due to Death or Disability(7)

Alberto J. Paracchini	(1) 1.5 times annual base salary + COBRA Benefits(3) payable in cash over 18 month installments; and (2) prorata bonus under the EIP(2)	(1) the accrued amounts and any unpaid EIP bonus; (2) a pro rata bonus under the EIP; and (3) the sum of: (a) 1.5 times the then current annual base salary + (b) the higher of the two immediately preceding completed fiscal years' earned bonuses, + (c) the COBRA benefits(5)	severance payments following a "change in control" with such pro rata bonus being paid based on achievement of applicable performance goals through the date of the "special change in control"	(1) any material reduction in base salary; (2) any material adverse change in title, position, authority, reporting relationships or duties; (3) the requirement to relocate the principal place of employment to a location in excess of thirty five 35 miles from his principal work location or (4) the failure to nominate to, or removal from, the Board of Directors of Byline Bank	Payments to which the Executive is entitled to, in the event of death or disability(8), plus a lump sum cash amount equal to 200% of base salary(9)
Lindsay Corby	(1) 1 times annual base salary + COBRA Benefits(3) payable in cash over 12 month installments; and (2) prorata bonus under the EIP(2)	(1) the accrued amounts and any unpaid EIP bonus; (2) a pro rata bonus under the EIP; and (3) the sum of: (a) 2 times the then current annual base salary + (b) the higher of the two immediately preceding completed fiscal years' earned bonuses, + (c) the COBRA benefits(5)	N/A	(1) any material reduction in base salary; (2) any material adverse change in title, position, authority, reporting relationships or duties; (3) the requirement to relocate the principal place of employment to a location in excess of thirty five 50 miles from his principal work location	Payments to which the Executive is entitled to, in the event of death or disability(8), plus a lump sum cash amount equal to 200% of base salary(9)
Thomas Abraham	(1) 1 times annual base salary + COBRA Benefits(3) payable in cash over 12 month installments; and (2) prorata bonus under the EIP(2)	(1) the accrued amounts and any unpaid EIP bonus; (2) a pro rata bonus under the EIP; and (3) the sum of: (a) 1 time the then current annual base salary + (b) the higher of the two immediately preceding completed fiscal years' earned bonuses, + (c) the COBRA benefits(5)	N/A	(1) any material reduction in base salary; (2) any material adverse change in title, position, authority, reporting relationships or duties; (3) the requirement to relocate the principal place of employment to a location in excess of thirty five 50 miles from his principal work location	Payments to which the Executive is entitled to, in the event of death or disability(8)

(1)
"Cause" generally means: (1) willful and continued failure to perform substantially your duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of your duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics

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  or standards of conduct of Byline or Byline Bank, or violation of a fiduciary duty; or (5) a breach of the Agreement Protecting Company Interests.

(2)
In addition to any accrued but unpaid compensation or benefits and any unpaid bonus earned under the Executive Incentive Plan with respect to any fiscal year ending on or preceding the date of termination.
(3)
The excess of the applicable COBRA premiums for health, dental and vision benefits on the date of termination (provided that he or she elects COBRA continuation coverage) over the amount of health, dental and vision premiums charged to active employees of Byline for like coverage on the date of termination (the "COBRA Benefits").
(4)
"Change in Control" as defined under the Employment Agreements. Payments related to a "Change in Control" will be done within two years (for Mr. Paracchini) or one year (for Ms. Corby and Mr. Abraham).
(5)
Payable in a lump sum within 15 days after the executive's signed release becomes effective.
(6)
"Special Change in Control" as defined in Mr. Paracchini's Employment Agreement".
(7)
"Death and Disability" as defined in the Employment Agreements.
(8)
Each of the Executives or their respective estates, would be entitled to receive, in addition to any accrued amounts, any unpaid bonus earned under the EIP with respect to any fiscal year ending on or preceding the date of termination and a pro rata portion of his or her EIP bonus for the fiscal year in which the termination occurs, payable at the time that such bonuses are paid to other senior executives for such year.
(9)
But not exceeding $750,000 which benefit may be provided through the purchase of a life insurance policy.

As a condition to their respective employment agreements, Mr. Paracchini, Ms. Corby and Mr. Abraham entered into an Agreement Protecting Company Interests with Byline and Byline Bank. The Agreement Protecting Company Interests contains (1) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and after, (2) a customer and employee non solicit during employment for eighteen (18) months following termination of employment (for Mr. Paracchini) and twelve (12) months (for Ms. Corby and Mr. Abraham), and (3) assignment of inventions and non-disparagement provisions.

Retention Agreements with Mr. Ptacin

In connection with our acquisition of First Evanston Bancorp, Inc. in 2018, we entered into a retention agreement with Mr. Ptacin, pursuant to which, in consideration of the termination of his executive's change in control agreement previously entered into with First Evanston Bancorp as well as his efforts in the interest of the long-term success of Byline following the merger, we agreed to pay him $929,186 in four equal payments over a two-year period from in November 2018 to May 2020. In connection with entering into the Retention Agreement, Mr. Ptacin was also required to enter into Byline's Agreement Protecting Company Interests.

Change in Control Severance Agreement with Mr. Ptacin

Also in connection with our acquisition of First Evanston Bancorp, Inc. in 2018, we entered into an agreement with Mr. Ptacin pursuant to which we agreed to pay him severance of $500,000 in the event his employment is terminated by the Bank without cause (as defined in the agreement) or if Mr. Ptacin resigns for Good Reason (as defined in the agreement) at any time on or within one year after a Change in Control (as defined in the agreement) (the "Change in Control Severance Benefit").

Payment of the Change in Control Severance Benefit to Mr. Ptacin is subject to compliance by him with certain provisions of the agreement, including certain confidentiality and restrictive covenant obligations, delivery of an executed general release of claims, and his resignation from all positions with the Bank and its affiliates, and is payable in substantially equal payments over a period of 12 months following his termination. To the extent Mr. Ptacin is otherwise entitled to any cash severance payments or severance benefits (other than retention bonuses) pursuant to any other agreement, plan or arrangement with or maintained by us, he will only be entitled to the Change in Control Severance Benefit in lieu of any such other severance payments or benefits.

Savings and Retirement Plans

Byline maintains the Byline Bancorp, Inc. 401(k) Plan (the "401(k) Plan"), which is a tax qualified defined contribution savings plan for all eligible employees of Byline, including each of our named executive officers. Under the 401(k) Plan, eligible employees may contribute up to 90% of their pay (subject to Internal Revenue Service limitations) to the 401(k) Plan. Contributions are withheld by payroll deductions on a pre-tax basis. Byline matches 100% of the first 3% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan and 50% of the next 2% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan.

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Executive Compensation

Stock Ownership and Retention Guidelines

Overview.    In an effort to align the financial interests of our executive officers and directors with those of our stockholders and to promote our long-term business objectives, our directors and executive officers are subject to certain stock ownership and retention requirements pursuant to guidelines established by our Board and administered by the Compensation Committee.

Under these ownership guidelines, our non-employee directors, CEO and other executive officers are expected to accumulate shares of our common stock to meet the applicable ownership level within five years of their election or appointment. It is expected that they will acquire the required ownership level by retaining ownership of their equity compensation from the Company. Until the required level is achieved, the individual must retain at least 50% of his or her vested full value shares received as equity compensation.

Minimum Ownership Guidelines Applicable to Our Executive Officers.    Under the guidelines, our CEO and our President are expected to own a minimum number of shares of our common stock with an aggregate value equal to three times their base salary. Our other executive officers are required to own a minimum number of shares of our common stock with an aggregate value equal to one time their base salary

Minimum Ownership Guidelines Applicable to Our Directors.    Our non-employee Directors are required to own a minimum number of shares of our common stock with an aggregate value equal to three times the amount of the Board cash retainer.

Incentive Repayment (Clawback) Policy

We have a clawback policy that, in the event of a restatement of our financial statements to correct a material non-compliance with any applicable financial reporting requirement, allows the Compensation Committee to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer during the three-year period prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results if the Compensation Committee determines that the executive engaged in intentional fraud or gross misconduct or was otherwise directly or indirectly responsible for the restatement.

Hedging and Pledging Policy

Consistent with our Board's belief that significant stock ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions or to engage in short sale transactions in the Company's securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company's performance and, consequently impair their alignment with our stockholders' interests.

We also do not permit our directors and executive officers to enter into pledge arrangements involving their shares of our common stock. We believe such arrangements present a risk that the individual could be pressured or forced to sell our stock to meet loan requirements, which we believe would be inconsistent with our belief in aligning their interests with long-term stockholder interests, and potentially could cause us reputational harm and violate internal policies regarding transacting in our stock when such person is aware of material nonpublic information or otherwise prohibited from trading in our stock.

A copy of the hedging and pledging policy is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

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Certain Relationships and Related Transactions

Byline or one of its subsidiaries may occasionally enter into transactions with certain "related persons". Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as "related party transactions".

Related Party Transaction Policy

Our Board of Directors has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy provides that related party transactions are reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

A copy of the related party transaction policy is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

Related Party Transactions

In the ordinary course of our business, we have engaged and expect to continue engaging through our bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features to us.

Foreign National Commitments

Certain of our stockholders are foreign nationals, and we and certain of these foreign national stockholders have entered into commitments with the Federal Reserve that restrict our ability to engage in certain business transactions without the consent of the Federal Reserve. In particular, subject to certain limited exceptions, we are not permitted to engage in or be a party to any business transaction or relationship with a company that is controlled by these foreign national stockholders or by their immediate families. In addition, Byline Bank is not permitted to engage in or be a party to any extension of credit, as defined in the Federal Reserve's Regulation O, to these foreign national stockholders, their immediate families or any company controlled by these foreign national stockholders. Byline Bank is also not permitted to engage in or be a party to any covered transaction, as defined in the Federal Reserve Act and the Federal Reserve's Regulation W, with any company that is controlled by these foreign national stockholders.

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Stockholder Proposals

The matters to be considered and brought before any annual or special meeting of Byline's stockholders shall be limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in Byline's By-laws. For proposals to be brought by a Byline stockholder and voted upon at an annual meeting, including with respect to the nomination of a director, the stockholder must file written notice of the proposal to Byline's secretary not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), the stockholder's notice shall be given in the manner provided in Byline's By-laws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by Byline at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to Byline's Secretary not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. The stockholder's notice to the secretary must include, among other things set forth in Byline's By-laws: (a) a brief description and the text of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on Byline's books, of the stockholder proposing such business; (c) the number of shares of Byline's common stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder's notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Amended and Restated By-Laws.

Written notice of stockholder proposals to be brought at Byline's 2022 Annual Meeting of Stockholders in accordance with the above procedures must be delivered to Byline's secretary no earlier than February 8, 2022 and no later than March 10, 2022, unless an Other Meeting Date occurs with respect to the 2022 Annual Meeting, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2022 Annual Meeting must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Exchange Act, and we must receive such proposal at our principal executive offices on or before December 28, 2021.

Any proposals, notices or nominations must be sent to the Office of the Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. A copy of our By-laws is available upon written request to the Corporate Secretary at the address noted above. Additionally, a copy of our By-laws, which we included as an exhibit to our Form S-1 filed with the SEC on June 19, 2017, can be accessed through the SEC's website at www.sec.gov.

40    Byline Bancorp, Inc.  2021 Proxy Statement

Delivery of Documents to Stockholders Sharing an Address

The SEC's proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement and annual report with separate proxy cards to those stockholders. This method of delivery, often referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our registered stockholders in connection with the Annual Meeting; however, we understand that certain intermediaries will household our proxy materials.

If a brokerage, bank or other nominee holds your shares, this means that only one Proxy Statement and annual report will be delivered to multiple stockholders sharing an address. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, may contact Broadridge, Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (866) 540-7095. Be sure to include your name, the name of your brokerage firm and your account number.

Other Matters

Upon written request addressed to our Corporate Secretary at Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 from any person solicited herein, we will provide, at no cost, a copy of our 2020 Annual Report on Form 10-K as filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Roberto R. Herencia Executive Chairman of the Board and Chief Executive Officer
April 26, 2021

Byline Bancorp, Inc.  2021 Proxy Statement    41

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BY2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BYLINE BANCORP, INC. 180 NORTH LASALLE STREET, SUITE 300 CHICAGO, IL 60601 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52276-P55148 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BYLINE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. ELECTION OF EIGHT DIRECTORS OF THE COMPANY: NOMINEES: 01) ROBERTO R. HERENCIA 02) PHILLIP R. CABRERA 03) ANTONIO DEL VALLE PEROCHENA 04) MARY JO HERSETH 05) STEVEN P. KENT 06) 07) 08) WILLIAM G. KISTNER ALBERTO J. PARACCHINI STEVEN M. RULL For Against Abstain ! ! ! 2. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR THE NOMINEES in Proposal 1 and FOR Proposal 2. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com. D52277-P55148 BYLINE BANCORP, INC. Proxy for Annual Meeting of Stockholders on June 8, 2021 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Alberto J. Paracchini and Lindsay Corby, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Byline Bancorp, Inc., to be held on June 8, 2021 at 8:30 a.m. Central Daylight Time virtually at www.virtualshareholdermeeting.com/BY2021, and at any adjournments or postponements thereof, as follows: YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side.)